EXHIBIT 99

PRESS RELEASE

Scripps reports May revenues

For immediate release	(NYSE: SSP)

June 10, 2005

CINCINNATI – The E. W. Scripps Company’s consolidated revenue for May increased 11 percent year-over-year to $214 million.

Revenue for the company’s most profitable division, Scripps Networks, was up 22 percent to $84.8 million. May advertising revenue at Scripps Networks was up 23 percent and affiliate fee revenue increased 17 percent. The company expects Scripps Networks advertising revenue to be up 25 to 30 percent in the second quarter, consistent with the company’s previously issued guidance.

Scripps Networks includes the company’s portfolio of national cable and satellite television networks, including Home & Garden Television, Food Network, DIY Network, Fine Living and Great American Country (GAC).

HGTV and Food Network can be seen in 89 million and 88 million U.S. television households, respectively. DIY Network reaches about 33 million households and Fine Living can be seen in about 27 million households. GAC reached about 38 million U.S. households in May.

At the company’s newspapers, total revenue was up 2.8 percent to $63.9 million in May compared with the same month a year ago. May advertising revenue at newspapers managed solely by Scripps was up 3.8 percent year-over-year to $51.4 million. Newspaper advertising revenue in May by category was:

•	Local, up 2.7 percent to $14.8 million.

•	Classified, up 1.1 percent to $20.3 million.

•	National, up 3.7 percent to $3.6 million.

•	Preprint and other, up 10 percent to $12.7 million.

The company’s share of profits from its four joint newspaper operations, before editorial costs, was $7.3 million compared with $7.5 million in May 2004.

At Shop at Home, the company’s television retailing subsidiary, May revenue was up 29 percent to $28.2 million. Shop at Home could be seen in 53 million full-time equivalent television households in May, up 8.6 percent from the same month in 2004.

At the company’s broadcast television stations, May revenue was down 2.7 percent to $28.9 million. The decline reflects the relative absence of political advertising revenue compared with $1.9 million in political advertising revenue during the same month last year.

Broadcast television May advertising revenue, by category, was:

•	Local, up 7.3 percent to $18.6 million.

•	National, down 0.9 percent to $9.3 million.

About Scripps

Scripps is a diverse media concern with interests in national lifestyle television networks, newspaper publishing, broadcast television, television retailing, interactive media and licensing and syndication. All of the company’s media businesses provide content and advertising services via the Internet.

Scripps is organized into the following operating divisions.

Scripps Networks, including the company’s growing portfolio of popular lifestyle television networks. Scripps Networks brands include Home & Garden Television, Food Network, DIY Network, Fine Living, Great American Country (GAC) and HGTVPro. Scripps Networks Web sites include FoodNetwork.com, HGTV.com, DIYnetwork.com, fineliving.com and gactv.com. Scripps Networks programming can be seen in 86 countries.

Scripps Newspapers, including daily and community newspapers in 19 markets and the Washington-based Scripps Media Center, home to the Scripps Howard News Service. Scripps newspapers include the Rocky Mountain News in Denver, the Commercial Appeal in Memphis, the Knoxville (Tenn.) News Sentinel and the Ventura County (Calif.) Star.

Scripps Television Station Group, including six ABC-affiliated stations, three NBC affiliates and one independent. Scripps operates broadcast television stations in Detroit; Cleveland; Cincinnati; Phoenix; Tampa; Baltimore; Kansas City, Mo.; West Palm Beach, Fla.; Tulsa, Okla.; and Lawrence, Kan.

Shop at Home, the company’s television retailing subsidiary, which markets a growing range of consumer goods directly to television viewers and visitors to the Shop at Home Web site, shopathometv.com. Shop at Home reaches about 53 million full-time equivalent U.S. households, including 5 million households via five Scripps-owned Shop at Home affiliated television stations.

United Media, a leading licensing and syndication company. United Media is the worldwide licensing and syndication home of Peanuts, Dilbert and about 150 other features and characters.

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Contact: Tim Stautberg, The E. W. Scripps Company, 513-977-3826

Email: stautberg@scripps.com

THE E.W. SCRIPPS COMPANY	For more information:
Unaudited Revenue and Statistical Summary	Tim Stautberg
Period: May	The E.W. Scripps Company
Report date: June 10, 2005	513-977-3826

	May			Year-to-date
( amounts in millions, unless otherwise noted )	2005	2004	%	2005	2004	%
SEGMENT OPERATING REVENUES
Scripps Networks (1)	$84.8	$69.5	22.0%	$366.1	$292.3	25.2%
Newspapers	63.9	62.1	2.8%	307.1	299.0	2.7%
Broadcast Television	28.9	29.7	(2.7)%	127.2	133.8	(4.9)%
Shop At Home	28.2	21.9	28.9%	160.9	117.4	37.0%
Licensing and Other Media	7.7	8.9	(13.5)%	41.6	45.3	(8.2)%

TOTAL	$213.5	$192.2	11.1%	$1,002.9	$887.9	13.0%

SCRIPPS NETWORKS (1)
Operating Revenues
Advertising	$70.7	$57.5	23.1%	$295.4	$232.2	27.3%
Affiliate fees, net	13.5	11.5	17.4%	68.1	56.4	20.9%
Other	0.6	0.6	4.4%	2.5	3.8	(33.3)%

Scripps Networks	$84.8	$69.5	22.0%	$366.1	$292.3	25.2%

Subscribers (2)
HGTV				88.6	85.4	3.7%
Food Network				87.5	84.1	4.0%
Great American Country				38.3	26.8	42.9%

NEWSPAPERS
Operating Revenues
Local	$14.8	$14.4	2.7%	$71.6	$70.6	1.4%
Classified	20.3	20.1	1.1%	97.7	93.9	4.0%
National	3.6	3.5	3.7%	17.4	16.6	4.5%
Preprints and other	12.7	11.5	10.0%	57.6	53.5	7.7%

Newspaper advertising	51.4	49.5	3.8%	244.2	234.6	4.1%
Circulation	11.1	11.3	(1.4)%	55.7	57.3	(2.7)%
Other	1.3	1.4	(0.3)%	7.2	7.2	0.3%

Newspapers	$63.9	$62.1	2.8%	$307.1	$299.0	2.7%

Ad inches (excluding JOAs) (in thousands)
Local	524	517	1.4%	2,503	2,516	(0.5)%
Classified	836	872	(4.1)%	3,950	4,003	(1.3)%
National	103	95	7.6%	490	471	4.1%

Full run ROP	1,463	1,484	(1.4)%	6,944	6,990	(0.7)%

Share of JOA operating profits (3)	$7.3	$7.5	(2.4)%	$31.5	$29.3	7.8%

BROADCAST TELEVISION
Operating Revenues
Local	$18.6	$17.3	7.3%	$80.2	$77.9	2.9%
National	9.3	9.4	(0.9)%	41.0	40.3	1.7%
Political	0.1	1.9		0.2	8.7
Other	0.9	1.1	(15.5)%	5.8	6.9	(15.3)%

Broadcast Television	$28.9	$29.7	(2.7)%	$127.2	$133.8	(4.9)%

SHOP AT HOME
Operating Revenues
Shop At Home	$28.2	$21.9	28.9%	$160.9	$117.4	37.0%

Avg. full-time equivalent homes	53.3	49.1	8.6%	53.3	48.0	11.0%

(1)	Operating results include Great American Country since the November 17, 2004 acquisition date.
(2)	Subscriber counts are according to the Nielsen Homevideo Index of homes that receive cable networks.
(3)	Excludes editorial costs.

THE E.W. SCRIPPS COMPANY	For more information:
Unaudited Revenue and Statistical Summary	Tim Stautberg
Period: May	The E.W. Scripps Company
Report date: June 10, 2005	513-977-3826

		April and May
( amounts in millions, unless otherwise noted )	2005	2004	%
SEGMENT OPERATING REVENUES
Scripps Networks (1)	$163.5	$133.5	22.4%
Newspapers	124.9	120.5	3.7%
Broadcast Television	54.9	58.1	(5.5)%
Shop At Home	58.7	43.5	35.1%
Licensing and Other Media	15.7	18.6	(15.3)%

TOTAL	$417.8	$374.2	11.6%

SCRIPPS NETWORKS (1)
Operating Revenues
Advertising	$135.9	$109.7	23.9%
Affiliate fees, net	26.2	22.5	16.3%
Other	1.4	1.3	7.3%

Scripps Networks	$163.5	$133.5	22.4%

Subscribers (2)
HGTV	88.6	85.4	3.7%
Food Network	87.5	84.1	4.0%
Great American Country	38.3	26.8	42.9%

NEWSPAPERS
Operating Revenues
Local	$29.0	$28.3	2.8%
Classified	40.2	38.2	5.2%
National	6.9	6.8	2.6%
Preprints and other	23.8	22.2	7.0%

Newspaper advertising	99.9	95.4	4.7%
Circulation	21.9	22.0	(0.6)%
Other	3.1	3.0	1.3%

Newspapers	$124.9	$120.5	3.7%

Ad inches (excluding JOAs) (in thousands)
Local	1,024	997	2.7%
Classified	1,654	1,656	(0.1)%
National	200	187	6.9%

Full run ROP	2,878	2,841	1.3%

Share of JOA operating profits (3)	$14.0	$13.8	1.1%

BROADCAST TELEVISION
Operating Revenues
Local	$35.2	$33.5	5.1%
National	17.5	17.7	(1.1)%
Political	0.2	4.6
Other	2.0	2.3	(13.6)%

Broadcast Television	$54.9	$58.1	(5.5)%

SHOP AT HOME
Operating Revenues
Shop At Home	$58.7	$43.5	35.1%

Avg. full-time equivalent homes	53.1	48.7	9.0%

(1)	Operating results include Great American Country since the November 17, 2004 acquisition date.
(2)	Subscriber counts are according to the Nielsen Homevideo Index of homes that receive cable networks.
(3)	Excludes editorial costs.

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